UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2007

WILLDAN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33076	14-1951112
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 East Katella Avenue, Suite 300, Anaheim, California 92806

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (800) 424-9144

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In a press release on February 9, 2007, Willdan Group, Inc. (the “Company”) announced that Richard Kopecky, Senior Vice President of the Company and President and Chief Executive Officer of Willdan, a subsidiary of the Company (“Willdan”), stepped down as an executive officer of the Company and Willdan, effective February 6, 2007.

In connection with the events described above, the Company entered into an agreement with Mr. Kopecky, effective as of February 20, 2007.  Pursuant to the terms of the agreement, in addition to base salary and accumulated paid leave through February 6, 2007, Mr. Kopecky was paid a lump-sum payment in an amount equal to $16,155, subject to statutory and authorized deductions, on February 6, 2007.  Such payment represents one month’s base salary.  Additionally, Mr. Kopecky will be paid $192,515 in the form of wage continuation for eleven months following February 6, 2007, subject to statutory and authorized deductions.  Mr. Kopecky will continue to be provided with medical, dental and vision insurance during this period.  Mr. Kopecky also will be given title, clear of all liens, to the Company automobile currently in his possession.  Further, Mr. Kopecky will (subject to certain exceptions) release any and all claims he may have against the Company and will agree to certain confidentiality and mutual non-disparagement provisions.

Item 9.01                                             Financial Statements and Exhibits

(d)                                       Exhibits.

10.1                              Agreement and General Release dated February 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLDAN GROUP, INC.

Date: February 22, 2007	By:	/s/ Mallory McCamant
Mallory McCamant
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Agreement and General Release dated February 20, 2007